Registration Rights Agreement Joinder
     With respect to the Registration Rights Agreement, dated April 30, 2008, by and among the Dr Pepper Snapple Group, Inc., a Delaware corporation and J.P. Morgan Securities Inc., Banc of America Securities LLC, Morgan Stanley & Co. Incorporated, UBS Securities LLC and Goldman, Sachs & Co., as representatives of the several Initial Purchasers named therein (the “Registration Rights Agreement”), each guarantor listed in Exhibit A agrees pursuant to this agreement (the “Joinder Agreement”) to be bound by such Registration Rights Agreement in the capacity as “Guarantor” thereunder, in each case, as of the effective time of the expiration of the Escrow Period (as defined in the Purchase Agreement), on May 7, 2008. Capitalized terms used but not defined in this Joinder Agreement shall have the meanings given to such terms in the Registration Rights Agreement.
     This Joinder Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Joinder Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.
     THIS JOINDER AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.
[Signature page follows]

A&W CONCENTRATE COMPANY
AMTRANS, INC.
AMERICAS BEVERAGES MANAGEMENT GP
BERKELEY SQUARE US, INC.
BEVERAGE INVESTMENTS LLC
BEVERAGE MANAGEMENT, INC.
CADBURY ADAMS FINANCE CORPORATION
CADBURY BEVERAGES DELAWARE, INC.
CADBURY BEVERAGES INC.
CADBURY SCHWEPPES AMERICAS BEVERAGES, INC.
CADBURY SCHWEPPES AMERICAS INC.
CADBURY SCHWEPPES AMERICAS INVESTMENTS INC.
CADBURY SCHWEPPES BOTTLING GROUP, INC.
CADBURY SCHWEPPES FINANCE, INC.
CADBURY SCHWEPPES HOLDINGS (U.S.)
CADBURY SCHWEPPES SBS, INC.
CBI HOLDINGS INC.
DR PEPPER BOTTLING COMPANY OF TEXAS
DR PEPPER BOTTLING OF SPOKANE, INC.
DR PEPPER COMPANY
DR PEPPER/SEVEN-UP BEVERAGE SALES COMPANY
DR PEPPER/SEVEN UP MANUFACTURING COMPANY
DR PEPPER/SEVEN UP, INC.
HIGH RIDGE INVESTMENTS US, INC.
INTERNATIONAL BEVERAGE INVESTMENTS GP
INTERNATIONAL INVESTMENTS MANAGEMENT LLC
MOTT’S GENERAL PARTNERSHIP
MOTT’S LLP
MSSI LLC
NANTUCKET ALLSERVE, INC.
NUTHATCH TRADING US, INC.
PACIFIC SNAPPLE DISTRIBUTORS, INC.
ROYAL CROWN COMPANY, INC.
SEVEN-UP / RC BOTTLING COMPANY, INC.
SEVEN UP BOTTLING COMPANY OF SAN FRANCISCO
SNAPPLE BEVERAGE CORP.
SNAPPLE DISTRIBUTORS, INC.
SOUTHEAST-ATLANTIC BEVERAGE CORPORATION
THE AMERICAN BOTTLING COMPANY

By:	/s/ James L. Baldwin
	Name:	James L. Baldwin
	Title:	Authorized Representative

Registration Rights Agreement Joinder Signature Page

Exhibit A
List of Guarantors
•	A&W Concentrate Company
•	AmTrans, Inc.
•	Americas Beverages Management GP
•	Berkeley Square US, Inc.
•	Beverage Investments LLC
•	Beverage Management, Inc.
•	Cadbury Adams Finance Corporation
•	Cadbury Beverages Delaware, Inc.
•	Cadbury Beverages Inc.
•	Cadbury Schweppes Americas Beverages, Inc.
•	Cadbury Schweppes Americas Inc.
•	Cadbury Schweppes Americas Investments Inc.
•	Cadbury Schweppes Bottling Group, Inc.
•	Cadbury Schweppes Finance, Inc.
•	Cadbury Schweppes Holdings (U.S.)
•	Cadbury Schweppes SBS, Inc.
•	CBI Holdings Inc.
•	Dr Pepper Bottling Company of Texas
•	Dr Pepper Bottling of Spokane, Inc.
•	Dr Pepper Company
•	Dr Pepper/Seven-Up Beverage Sales Company
•	Dr Pepper/Seven Up Manufacturing Company
•	Dr Pepper/Seven Up, Inc.
•	High Ridge Investments US, Inc.
•	International Beverage Investments GP

•	International Investments Management LLC
•	Mott’s General Partnership
•	Mott’s LLP
•	MSSI LLC
•	Nantucket Allserve, Inc.
•	Nuthatch Trading US, Inc.
•	Pacific Snapple Distributors, Inc.
•	Royal Crown Company, Inc.
•	Seven-Up / RC Bottling Company, Inc.
•	Seven Up Bottling Company of San Francisco
•	Snapple Beverage Corp.
•	Snapple Distributors, Inc.
•	Southeast-Atlantic Beverage Corporation
•	The American Bottling Company